UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2011

THE FRONTIER FUND

CURRENCY SERIES

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51274	36-6815533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Equinox Fund Management, LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

(Address of Principal Executive Offices)

(303) 837-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.	Other Events.

Effective July 1, 2011, the Currencies Series (a series of The Frontier Fund) will gain exposure to a reference portfolio of commodity trading advisors via a total return swap with Deutsche Bank AG London (the “DB Swap”). The term of the DB Swap is five years.

Equinox Fund Management, LLC, the managing owner of the Currency Series, will periodically adjust the reference portfolio of the DB Swap while employing its proprietary “Dynamic Volatility TargetTM” methodology, or DyVoTTM. DyVoTTM adjusts the effective “vol target” dynamically based on market conditions, using a proprietary statistical technology. Whereas traditional “vol target” methodologies may use a predetermined exposure range, DyVoTTM allows this exposure range itself to vary, depending on market conditions.

Over the course of the following month, C-View International Limited will cease to be a major trading advisor to the Currency Series.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Frontier Fund (Registrant)

Date: July 7, 2011

	By:	/s/ Robert J. Enck
Robert J. Enck
President and Chief Executive Officer of
Equinox Fund Management, LLC, Managing Owner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Currency Series,
a Series of The Frontier Fund
(Registrant)

Date: July 7, 2011	By:	/s/ Robert J. Enck
Robert J. Enck
President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of Currency Series, a Series of The Frontier Fund